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                                                                     Exhibit 5.1

                    Opinion of Stinson, Mag & Fizzell, P.C.

                               December 22, 1999

Gold Banc Corporation, Inc.
11301 Nall Avenue
Leawood, Kansas 66211

Ladies and Gentlemen:

          We have acted as counsel to Gold Banc Corporation, Inc., a Kansas corporation ("Gold Banc"), and Gold Bank, N.A., a national banking association ("Gold Bank"), in connection with the transactions contemplated by the Agreement and Plan of Reorganization, dated as of October 19, 1999 (the "Merger Agreement"), by and between Gold Banc and First Business Bancshares of Kansas City, Inc. (the "Company"), and the Bank Merger Agreement, dated as of December 10, 1999 (the "Bank Merger Agreement"), by and between Gold Bank and First Business Bank of Kansas City, N.A. (the "Bank").

          Pursuant to the Merger Agreement, the Company will be merged with and into Gold Banc, with Gold Banc being the surviving corporation (the "Merger"). In the Merger, the outstanding shares of common stock, par value $1.00 per share, of the Company, other than any shares owned by Gold Banc or the Company (which shares will be canceled), will be exchanged for fully paid and nonassessable shares of common stock, par value $1.00 per share, of Gold Banc (the "Gold Banc Common Stock").

          Pursuant to Bank Merger Agreement, the Bank will be merged with and into Gold Bank, with Gold Bank being the surviving corporation (the "Bank Merger"). In the Bank Merger, the outstanding share of common stock, par value $10 per share, of the Bank that are not owned by Gold Banc immediately prior to the Bank Merger (the "Minority Shares") will be exchanged for Gold Banc Common Stock.

          In connection with the transactions contemplated by the Merger Agreement and the Bank Merger Agreement, Gold Banc will file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of Gold Banc Common Stock to be issued in the Merger and the Bank Merger. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Articles of Incorporation and Bylaws of Gold Banc and Gold Bank, (iii) the Merger Agreement and the Bank Merger Agreement, and (iv) resolutions of the Board of Directors of Gold Banc and Gold Bank relating to the Merger and the Bank Merger. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In addition, we


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Gold Banc Corporation, Inc.
December 22, 1999
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have assumed that the Merger and the Bank Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement and the Bank Merger Agreement.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the completeness and authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than Gold Banc or Gold Bank, we have assumed that such parties had the power and authority to enter into and perform their obligations thereunder and have also assumed the due authorization, execution and delivery by such parties of such documents. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers of Gold Banc, Gold Bank and others.

          Based upon and subject to the foregoing, we are of the opinion that the shares of Gold Banc Common Stock, when issued upon the consummation of the Merger and the Bank Merger in accordance with the terms of the Merger Agreement and the Bank Merger Agreement and as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

          Members of our firm are admitted to the Bar in the State of Kansas, and we do not express any opinion as to the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading "Legal Matters" in the related Joint Proxy Statement/Prospectus which forms a part of the Registration Statement. In giving such consent we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                       Very truly yours,

                                       /s/ STINSON, MAG & FIZZELL, P.C.